UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2007

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2007, TeleCommunication Systems, Inc. (the "Company") announced that it had refinanced $10 million of its long-term debt under an amended bank loan and security agreement with SVB Silicon Valley Bank ("SVB").

The initial term notes issued in March 2006 (the "Initial Notes"), were carried net of discount, at approximately $8 million, had 14% per annum interest and were due in March 2009. The Initial Notes were retired as a result of the refinancing with a five-year SVB bank term loan at a prime-baed interest rate, or 8.5% as of June 29, 2007. The interest rate on any future borrowings under the $22 million revolving credit line has been reduced to the bank's prime rate. The Company expects to incur a one-time non-cash charge of about $2.3 million in the second quarter of 2007 for the write-off of the unamortized discount and deferred debt issuance expenses associated with the Initial Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 29, 2007, the Company issued a press release announcing that it had refinanced $10 million of its long-term debt and retired certain notes issued in March 2006, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1 Fourth Amendment to Second Amended and Restated Loan and Security Agreement by and between the Company and Silicon Valley Bank.

99.1 Press Release dated June 29, 2007 issued by TeleCommunication Systems, Inc.*

*Exhibit 99.1 is being furnished, not filed, with the Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by the Company with the SEC unless specifically identified therein as being incorporated by reference.

Except for the historical information contained herein, this news release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that if incorrect would cause actual results to differ materially from those anticipated, and they are subject to risks and uncertainties including those detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2006 and the report on Form 10-Q for the quarter ending March 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

July 6, 2007	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Second Amended and Restated Loan Agreement
99.1	Press Release dated June 29, 2007 issued by TeleCommunication Systems, Inc.